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                                                                    EXHIBIT 21.1

                         WEATHERFORD INTERNATIONAL, INC.
                       List of Subsidiaries and Affiliates


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
NAME                                                          JURISDICTION

315613 Alberta Ltd.                                           Alberta
708621 Alberta Ltd.                                           Alberta
721260 Alberta Ltd.                                           Alberta
A-1 Bit & Tool Co., B.V.                                      Netherlands
Aim Oil Tools, Inc.                                           Texas
Air Drilling Services Bolivia S.R.L.                          Bolivia
Air Drilling Services Columbia Limited                        Colombia
Air Drilling Services de Venezuela, C.A.                      Venezuela
Air Drilling Services France (SARL)                           France
Algerian Oilfield Services S.p.A.                             Algeria
Alpine Mexicana, S.A. de C.V.                                 Mexico
Alpine Oil Services (Cyprus) Ltd.                             Cyprus
Alpine Oil Services Inc.                                      North Dakota
Alpine Oil Services International Ltd.                        Barbados
Ampscot Overseas Petroleum Equipment Co., LLC                 Oman
Ancil S.A.I.C.                                                Argentina
Aosi BV                                                       Netherlands
Aquatronic Limited                                            U.K.
Astec Developments Limited                                    U.K.
Baktexas                                                      Azerbajan
Bit & Tool A-1 S.r.l.                                         Italy
Calumet Petroleum Services, Inc.                              Venezuela
CanaRoss Limited                                              Russia
Cardium International Limited                                 Hong Kong
Cardium Investments (Barbados) Limited                        Barbados
Cardium Tool International Limited                            Barbados
Cardium Tool Services de Venezuela, S.A.                      Venezuela
Columbia Petroleum Services Corp.                             Delaware
CRC-Evans Automatic Welding, Inc.                             Texas
CRC-Evans Pipeline International (UK) Limited                 U.K.
CRC-Evans Services Limited                                    U.K.
Dailey Asia-Pacific Pte. Ltd.                                 Singapore
Dailey de Mexico S.A. de C.V.                                 Mexico
Dailey de Venezuela, S.A.                                     Venezuela
Dailey del Peru S.A.                                          Peru
Dailey Drilling Systems, Inc.                                 Texas
Dailey Energy Services, Inc.                                  Delaware
Dailey Environmental Remediation Technologies, Inc.           Texas
Dailey IDS Limited                                            U.K.
Dailey International Sales Corporation                        Delaware
Dailey Limited                                                Cayman Islands
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
Directional Wireline Engineering Services (Nigeria) Limited   Nigeria
EMI-ElettroMagnetica Ispezioni Italia S.r.l.                  Italy
Energy Ventures (Cyprus) Ltd.                                 Cyprus
Energy Ventures Far East Limited                              Hong Kong
Energy Ventures Mid East, Inc.                                Cayman Islands
Enterra (U.K.) Limited                                        U.K.
Enterra Cyprus Limited                                        Cyprus
Enterra International Limited                                 U.K.
Enterra Oilfield Rentals Limited                              Hong Kong
Enterra Patco Oilfield Products, Inc.                         Texas
Enterra Rental and Fishing Company                            Delaware
eProduction Solutions, Inc.                                   Texas
Ercon General Partner, LLC                                    Delaware
Ercon Limited Partner, LLC                                    Delaware
Ercon, L.P.                                                   Delaware
European Material Inspection (EMI) B.V.                       Netherlands
EVI (Barbados), SRL                                           Barbados
EVI Christiana, Inc.                                          Wisconsin
EVI de Venezuela, S.A.                                        Venezuela
EVI International, Inc.                                       Delaware
EVI Weatherford, Inc.                                         Delaware
Expio Limited                                                 U.K.
Gas Services International (S) Pte. Ltd.                      Singapore
Gas Services International (USA), Inc.                        Texas
Gas Services International Limited                            British Virgin Islands
GL/95 Servicios, C.A.                                         Venezuela
Global Air Drilling Services Ltd.                             Alberta
Griffin Legrand Limited Partnership                           Alberta
Gulf Technologies Inc.                                        Texas
Houston Well Screen Asia Pte. Ltd.                            Singapore
Houston Well Screen Company                                   Texas
International Nitrogen Services Canada Ltd.                   Alberta
International Nitrogen Services LLC                           Delaware
International Oil Tool Rentals Ltd.                           Cayman Islands
International Petroleum Services, Inc.                        Delaware
International Pump & Compressors Pty. Ltd.                    Australia
J & J Rubber Molding and Supply Co.                           Arkansas
J. D. Investments Bonaire N.V.                                Netherlands Antilles
J.D.I. Tool Works B.V.                                        Netherlands
Keltic Oil Tools Limited                                      U.K.
Kobe International Ltd.                                       Bahamas
KSP Logistics Co. Ltd.                                        Thailand
Marshland Packers, Inc.                                       Louisiana
McAllister Petroleum Services (Cyprus) Limited                Cyprus
McMurry-Macco (UK) Limited                                    U.K.
Narcape Pty. Ltd.                                             Australia
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
Oil Country Manufacturing, Inc.                               California
Oil Field Rental Holdings Limited                             U.K.
OilPatch Enterprises Internacional, S.A. de C.V.              Mexico
PETCO Fishing & Rental Tools (UK) Ltd.                        U.K.
Petroline Wellsystems (America) Limited                       U.K.
Petroline Wellsystems (USA), L.L.C.                           Delaware
Petroline Wellsystems Limited                                 U.K.
PT Gas Services Indonesia                                     Indonesia
PT Hawes Utama Indonesia                                      Indonesia
PT Weatherford Indonesia                                      Indonesia
PT Wira Insani                                                Indonesia
Pyrosul International Ltd.                                    Alberta
Quality Machining Services Limited                            U.K.
Robison Services, Inc.                                        California
Schoeller-Bleckmann Motovilithinskije Sucker Rod Gmbh         Austria
Shengli-Highland Company Ltd.                                 China
Specialty Testing & Consulting Ltd.                           Alberta
Subsurface Technology AS                                      Norway
SubTech, LLC                                                  Delaware
Tech Line Oil Tools (Europe) AS                               Norway
Tech Line Oil Tools Inc.                                      Delaware
Technical Oil Services Ltd.                                   British Virgin Islands
TIEBO Middle East Limited                                     British Virgin Islands
Van der Horst U.S.A., Inc.                                    Delaware
Venstar, Inc.                                                 Delaware
Weatherford (B) Sdn. Bhd.                                     Brunei
Weatherford (Malaysia) Sdn. Bhd.                              Malaysia Jt. Venture
Weatherford (Saudi Arabia) Ltd.                               Saudi Arabia Jt. Venture
Weatherford (Thailand) Ltd.                                   Thailand
Weatherford Aarbakke AS                                       Norway
Weatherford Abu Dhabi, Ltd.                                   Cayman Islands
Weatherford Artificial Lift Systems, Inc.                     Delaware
Weatherford Artificial Lift Systems Canada Ltd.               Alberta
Weatherford Asia Pacific Pte. Ltd.                            Singapore
Weatherford Australia Pty. Ltd.                               Australia
Weatherford Canada Ltd.                                       Alberta
Weatherford Canada Partnership                                Alberta
Weatherford Colombia Ltd.                                     British Virgin Islands
Weatherford Completion Systems (UK) Limited                   U.K.
Weatherford de Mexico S.A. de C.V.                            Mexico
Weatherford del Peru S.R.L.                                   Peru
Weatherford Drilling Services, Inc.                           Texas
  (formerly Dailey Worldwide Services Corp.)
Weatherford East Europe Service GmbH                          Germany
Weatherford Ecuador S.A. (formerly Gospimol S.A.)             Ecuador
Weatherford Eurasia B.V.                                      Netherlands
Weatherford Eurasia Limited                                   U.K.
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
Weatherford Foreign Sales Corporation                         Barbados
Weatherford France S.A.S.                                     France
Weatherford Hoevelaken                                        Netherlands
Weatherford Holding GmbH                                      Germany
Weatherford Industria e Comercio Ltda.                        Brazil
Weatherford International de Argentina S.A.                   Argentina
Weatherford KSP Company Limited                               Thailand
Weatherford Latin America, Inc.                               Panama
Weatherford Latin America, S.A.                               Venezuela
Weatherford Management, Inc.                                  Delaware
Weatherford Mediterranea S.p.A.                               Italy
Weatherford Nigeria Limited                                   Nigeria
Weatherford Norge A/S                                         Norway
Weatherford Oil Services, Inc.                                Alberta
Weatherford Oil Tool GesmbH                                   Austria
Weatherford Oil Tool GmbH                                     Germany
Weatherford Oil Tool Middle East Ltd.                         British Virgin Islands
Weatherford Oil Tool Nederland B.V.                           Netherlands
Weatherford Overseas Products, Ltd.                           Cayman Islands
Weatherford Overseas Services, Ltd.                           Cayman Islands
Weatherford Services (West Africa) Ltd.                       Nigeria
Weatherford Services, Ltd.                                    Bermuda
Weatherford Services, S.A.                                    Panama
Weatherford Technical Services Limited                        British Virgin Islands
Weatherford Trinidad Limited                                  Trinidad
Weatherford U.K. Limited                                      U.K.
Weatherford U.S., L.P.                                        Louisiana
Weatherford/Al-Rushaid Ltd.                                   Saudi Arabia Jt. Venture
Weatherford/Bin Hamoodah                                      Abu Dhabi Jt. Venture
Weatherford/Lamb, Inc.                                        Delaware
West Coast International Oilfield Rentals, B.V.               Netherlands
WEUS Holding, Inc.                                            Delaware
WI Products & Equipment, Inc.                                 Cayman Islands
WII Rental Company                                            Delaware
Williams Tool Co.                                             Arkansas
Worldwide Oil Tool Rental Ltd.                                Cayman Islands
WUS Holding, L.L.C.                                           Delaware
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